Exhibit 10.6

PROPERTY# 1930

TERMINATION OF LEASE

THIS AGREEMENT, made as of the 24th day of June, 1996 by and between THE LINCOLN NATIONAL LIFE INSURANCE COMPANY, an Indiana corporation, (herein called "Landlord") and General Parcel Services, Inc., a Florida corporation (herein called "Tenant"),

WITNESSETH:

WHEREAS, on June 27, 1994, Landlord entered into a lease (herein called the "Lease") with Tenant, whereby Landlord demised and let to Tenant certain premises commonly know as:

3301-A Woodpark Boulevard, Charlotte, NC 28206

being herein called the "Premises", for an initial term of three
(3) years with no renewal option(s) exercisable by Tenant, on the terms and conditions contained in the Lease, and

WHEREAS, landlord and Tenant have decided that it is in their mutual best interest to cancel and terminate the Lease and it is the intention of Landlord and Tenant to effect the cancellation of the Lease by this instrument.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter contained, and of the release and surrender by Tenant of the Lease and all of its rights therein and thereunder and all of its rights in and to Premises, and of the release by landlord of all obligations of Tenant under the lease, and for other good and valuable consideration, the parties hereto agree and warrant (where specifically stated) as follows:

1.	From and after August 31, 1996 (the "Termination Date")
Tenant hereby remises, releases, quitclaims, and surrenders to Landlord, it successors and assigns forever, the Lease and all rights of Tenant in and to the Premises, however acquired, together with all of its right and interest (and title, if any) in and to any and all improvements, furniture, personal property, equipment and fixtures therein contained, and all of the estate and rights of Tenant in and to the Lease.

TO HAVE AND TO HOLD THE SAME UNTO LANDLORD, its successors and assigns forever, from and after said Termination Date.

2.	Tenant, for itself and its successors and assigns, subject to the warranties herein made by landlord, hereby forever releases and discharges landlord from any and all claims, demands, or causes of action whatsoever against Landlord, it successors and assigns, arising after the Termination Date out of the Lease or its use and occupancy of the Premises thereunder, or the termination and surrender of the Lease and surrender of Premises.

3.	Landlord, for itself and its successors and assigns, subject to the warranties and indemnities herein made by Tenant, hereby accepts the surrender of Lease and of Premises from and after the Termination Date and hereby forever releases and discharges Tenant, and its successors and assigns, and any and all guarantors of the Lease, or of any of the obligations thereof, from any and all claims, demands or causes of action whatsoever against Tenant, its successors or assigns, arising after the Termination Date out of the Lease or the use and occupancy of the Premises thereunder, or the termination and surrender of the Lease and surrender of the Premises.

4.	Landlord and Tenant agree that the Lease is to be canceled
and terminated and the term thereby demised brought to an end as of the Termination Date with the same force and effect as if the term of the Lease were in and by the provisions thereof fixed to expire on the Termination Date.

5.	Tenant agrees that Landlord shall have the right to re-enter upon the Premises as of the Termination Date, as fully as it would or could have done if that were the date provided for the expiration or termination of the Lease.

6.	Landlord hereby warrants to Tenant that it is the owner of
the Premises and of the lessor's interest in the Lease, with full power and authority to cancel and terminate same.

7.	Tenant hereby warrants to Landlord that:

    (a)	It is the legal and equitable owner of the lessee's
interest in Lease with full power and authority to terminate same.

    (b)	The Lease is not and has not been assigned or
transferred and is not and has not been hypothecated, pledged, mortgaged or in any other way encumbered.

    (c) 	All subleases, concessions and other rights of use
and occupancy of the Premises, insurance policies, and maintenance and service contracts which Landlord has not elected in writing prior hereto to continue have been legally terminated and all charges thereunder paid in full and no cause of action against Landlord exists as of the date hereof nor will exist hereafter in any party to a sublease, concession, agreement, for use or occupancy or insurance policy or maintenance or service contract, based on inducing the breach of a contract with respect to same.

   (d) All charges for those insurance policies and maintenance and service contracts which Landlord has elected in writing prior hereto to continue have been paid in full, except those accrued charges which have been approved by Landlord and prorated to the Termination Date.

   (e) All rent or other payments on any sublease or other agreement for use and occupancy which Landlord has elected in writing prior hereto to continue have been paid in full or prorated to the Termination Date, the sublessees or holders rights under other agreements are not in default thereunder, and that rent or other charges have been approved y landlord and prorated to the date hereof

  (f) All charges for utility service (gas, water, electricity, etc.) have been paid in full, except those charges approved by Landlord and prorated to the Termination Date.

  (g) There are no outstanding contracts for the supply of labor or material as of the date hereof, and no work has been done or is being done nor have materials been delivered in, about or to Premises which has or have not been fully paid for, for which a mechanics lien could be asserted and/or foreclosed under the lien laws of the state in which the Premises are located.

  (h) Neither it not any of its predecessors in interest under the Lease has done or suffered to be done anything whereby
Premises and/or Landlord's title thereto are in any manner encumbered or charged.

   (i) All taxes, charges, assessments, levies or impositions required by the Lease to be paid by the Tenant thereunder have been paid in full, except those charges approved by Landlord and prorated to the Termination Date.

   (j)   The Premises are now and will on The Termination
Date be clean and in good order, condition and repair, reasonable wear and tear excepted.

   (k) It is the legal and equitable owner of all personal property which win remain and which Landlord has permitted to remain on the Premises pursuant to Paragraph 8 hereof, and that no property other than that permitted by Landlord to remain, will remain on the Premises as of the Termination Date.

8. Tenant agrees that if any personal property or other items which may considered personal property remain on the Premises as of the Termination Date, that property shall belong to Landlord and this agreement shall constitute a bill of sale therefor to landlord.

9. Tenant agrees to defend, indemnify and save Landlord harmless from and against all loss or damage sustained by Landlord (and all expenses, costs and attorneys' fees of Landlord in any action or defense undertaken by Landlord to protect itself from such loss or damage) resulting from any breach by Tenant of the representations and warranties made herein, from the Tenant's termination of the Leases, from any lien, charge, encumbrance, or claim against the Premises, or from any claim against landlord for which the Tenant is responsible.

10. This agreement is executed in triplicate, either counterpart of which is to be considered an original.

11. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

IN WITNESS THEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers, and their seals to be affixed and duly attested, the day and year first above written.


Landlord:	THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: Lincoln Investment Management, Inc.
    Attorney-in-Fact
    (Signed)
    Joseph T. Pusateri
    Vice President and Director
    Real Estate Asset Manager


General Parcel Services, Inc.
Tenant
By:(Signed)
E. Hoke Smith, Jr., its
President

ATTEST:
(Signed)